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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

AKTIEBOLAGET ELECTROLUX
(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden (State of Incorporation or Organization)	98-0364605 ((I.R.S. Employer Identification No.)
S:t Göransgatan 143, SE-105 45 Stockholm, Sweden (Address of Principal Executive Offices)	N/A (Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box    ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box    ☒

        Securities Act registration statement file number to which this form relates: N/A (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered N/A	Name Of Each Exchange On Which Each Class Is To Be Registered N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

ADS Rights
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The securities to be registered hereunder are the ADS Rights (as defined below) of AB Electrolux (the "Company"). On April 28, 2004, the Company distributed one right for each outstanding American Depositary Share (an "ADS") to all holders of ADSs who were holders of record on April 26, 2004 (an "ADS Right").

        The Company hereby incorporates by reference the description of the securities registered hereby set forth in the Form of the Offer to Purchase, which is exhibit (a)(1)(A) of the Schedule TO to be filed by the registrant with the Securities and Exchange Commission on May 4, 2004 pursuant to Section 13(e)(1) of the Securities Exchange Act of 1934, as amended.

Item 2.    Exhibits.

(a)	(1)	Offer to Purchase dated May 4, 2004 (incorporated by reference as Exhibit (a)(1)(A) to the Schedule TO).
	(2)	Letter of Transmittal to Tender Shares of Common Stock (incorporated by reference as Exhibit (a)(1)(B)(i) to the Schedule TO).
	(3)	Letter of Transmittal to Tender American Depositary Shares (incorporated by reference as Exhibit (a)(1)(B)(ii) to the Schedule TO).
	(4)	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference as Exhibit (a)(1)(C) to the Schedule TO).
	(5)	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (incorporated by reference as Exhibit (a)(1)(D) to the Schedule TO).
	(6)	Notice of Guaranteed Delivery for Tender of Shares of Common Stock or American Depositary Shares (incorporated by reference as Exhibit (a)(1)(E) to the Schedule TO).
	(7)	"Sell Order Transactions" Form (incorporated by reference as Exhibit (a)(1)(F) to the Schedule TO).
	(8)	Redemption of Shares: Offer to the shareholders of AB Electrolux (English translation of Swedish original) (incorporated by reference as Exhibit (a)(1)(G) to the Schedule TO).

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AB ELECTROLUX (Registrant)
Date: May 4, 2004	By:	/s/ NINA LINANDER Name: Nina Linander Title: Senior Vice President and Group Treasurer

	By:	/s/ MAGNUS YNGEN Name: Magnus Yngen Title: Executive Vice President

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES